PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group conference call to discuss WowWee acquisition

Montreal, Quebec, October 3, 2007 ---- Optimal Group Inc. (NASDAQ:OPMR) today announced that a conference call will be held on Tuesday, October 9, 2007 at 11:00 am (EDT) to discuss the WowWee acquisition. It is the intent of Optimal's conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 11:00 am (EDT) as an audio webcast via Optimal's website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing 416-695-5800 / 1-800-408-3053 access code 3238544#. The replay may be heard beginning at 12:00 pm (EDT) on October 9, 2007 and will be available for five business days thereafter.

For information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary S. Wechsler

Chief Financial Officer

(514) 738-2041

gary@optimalgrp.com